SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 18, 2010

Derma Sciences, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	1-31070	23-2328753
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	File Number)	identification number)

214 Carnegie Center, Suite 300
Princeton, NJ  08540
(609) 514-4744
(Address including zip code and telephone
number, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 18, 2010, Derma Sciences, Inc. (the “Registrant”) entered into a nominating agreement (the “Nominating Agreement”) with Comvita New Zealand Limited (“Comvita”).  The Nominating Agreement provides that so long as Comvita owns at least 10% of the outstanding common stock of the Registrant, the Registrant’s board of directors will nominate, in connection with each shareholder solicitation relating to the election of directors, one of the chief executive officer, chairman of the board or such other person as Comvita may designate.  Each prospective nominee is subject to the Registrant’s approval.

The Registrant entered into an agreement on February 23, 2010 with Comvita providing the Registrant with perpetual and exclusive worldwide licensing rights for Medihoney® (the “Licensing Agreement”).  The Licensing Agreement will be the subject of a separate Form 8-K.  Medihoney is a product that, until now, the Registrant had rights to sell in North and South America only.

Without giving effect to:  (i) the Registrant’s common stock and warrants to be issued to Comvita pursuant to the above referenced Licensing Agreement (the “Licensing Agreement Securities”), and (ii) the common stock and warrants issued by the Registrant on February 22, 2010 upon closing of its follow-on public offering (the “Public Offering Securities”) (see the Registrant’s Form 8-K filed February 22, 2010), Comvita beneficially owns 10.0% of the Registrant’s outstanding common stock.  Giving effect to issuance of the Public Offering Securities and Comvita’s receipt of the Licensing Agreement Securities, Comvita will beneficially own 16.7% of the Registrant’s common stock.  Comvita is, therefore, a “Related Party” under the Registrant’s Related Party Transaction Policy.

The Nominating Agreement was reviewed and approved by the Audit Committee and the independent directors (as this term is defined in NASDAQ Rule 5605(a)(2)) of the Registrant’s Board of Directors pursuant to the Registrant’s Related Party Transaction Policy.  The Registrant’s Audit Committee is comprised solely of independent Directors, none of whom have an interest in the Nominating Agreement or in any transactions involving Comvita.  Seven of the nine Directors comprising the Registrant’s Board of Directors are independent under NASDAQ Rule 5605(a)(2).

This description of the Nominating Agreement is qualified in its entirety by reference to the full text of the Nominating Agreement attached as Exhibit 1.1 to this Form 8-K and incorporated herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 18, 2010, the Board of Directors of the Registrant increased the size of the Board of Directors from eight to nine and, in anticipation of the execution of the above described Nominating Agreement, the Board of Directors appointed Brett D. Hewlett, Chief Executive Officer of Comvita, to fill the vacancy created by the increase.  The Board of Directors did not appoint Mr. Hewlett to serve on any committee of the Board of Directors.  Mr. Hewlett will serve until the next election of Directors at the Registrant’s 2010 annual meeting of shareholders.

Mr. Hewlett has served as Chief Executive Officer of Comvita since September 2005.  Comvita is a publicly listed (NZSX:CVT) natural products and life sciences company headquartered in New Zealand and has offices in Australia, United Kingdom, Hong Kong, Taiwan and Japan.  Mr. Hewlett has significant international business development experience, including roles in emerging and developed markets.  Prior to his association with Comvita, Mr. Hewlett served for 15 years with world-leading food packaging company, Tetra Pak, in the capacities of regional Managing Director for eastern Mediterranean markets and Commercial Director for Saudi Arabia.  Mr. Hewlett has also held commercial and project management positions in the United Kingdom and Europe.  He has run his own strategy consulting company and has been an active angel investor supporting start-up companies in New Zealand.  Mr. Hewlett has a Bachelor of Food Technology degree from Massey University, New Zealand, and a Masters of Business Administration from IMD Business School, Switzerland.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits:

10.1	Nominating Agreement

DERMA SCIENCES, INC.

By:	/s/John E. Yetter
John E. Yetter, CPA
Vice President and Chief Financial Officer
Date:  February 23, 2010